EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2023 relating to (1) the consolidated financial statements of Fifth Third Bancorp and subsidiaries (the “Bancorp”), and (2) the effectiveness of the Bancorp’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Bancorp for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

September 29, 2023